UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Eargo, Inc.
(Name of Registrant as Specified in its Charter)
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1600 Technology Drive, Floor 6 San Jose, California 95110
NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2021
To the Stockholders of Eargo, Inc.:
I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Eargo, Inc., a Delaware corporation (the “Company”), which will be held online at www.virtualshareholdermeeting.com/EAR2021, on November 9, 2021, at 11:00 A.M. Pacific Time. You may submit questions and vote online during the online Annual Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.
The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement (the “Proxy Statement”):
(1)
To elect the three Class I director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);

(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (“Proposal 2”); and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on September 14, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, and submit your proxy as soon as possible using one of the three convenient voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement. If you receive more than one set of Proxy Materials or Notice of Internet Availability because your shares are registered in different names or addresses, each proxy should be signed and submitted to ensure that all of your shares will be voted. Please note that any stockholder attending the virtual 2021 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
We appreciate your continued support of Eargo and look forward to receiving your proxy.
By Order of the Board of Directors

/s/ Christian Gormsen
Christian Gormsen
President, Chief Executive Officer and Director

Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    i

1600 Technology Drive, Floor 6
San Jose, California 95110
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 9, 2021
The board of directors (the “Board” or “Board of Directors”) of Eargo, Inc. (referred to herein as the “Company”, “Eargo”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 9, 2021, at 11:00 a.m. local time. The Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/EAR2021.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials online, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Meeting materials so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available on our website at https://ir.eargo.com/financial-information/sec-filings.
The only outstanding voting securities of Eargo are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 39,262,887 shares outstanding (excluding any treasury shares) as of September 14, 2021 (the “Record Date”). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or by remote communication, if applicable, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, then the chairman of the meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the meeting from time to time to another place, if any, date or time.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    1

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made these Annual Meeting materials available to you on the internet or, upon your request, have delivered printed Annual Meeting materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card or voting instruction form will be first mailed or made available for access on or about September 24, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting, and how do I vote or submit my proxy?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 39,262,887 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Annual Meeting online, please vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.
•
To vote by attending the virtual 2021 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/EAR2021 during the Annual Meeting. You will be asked to provide the 16-digit control number from your Notice.

•
To vote by proxy by mail. To vote using the accompanying Proxy Card, simply complete, sign and date the Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet. To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by proxy by telephone. If you receive printed proxy materials, you may also vote by telephone by following the instructions on your Proxy Card.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name,” and these Annual Meeting materials are being forwarded to you by your Broker along with a voting instruction card. The Broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of the shares in your account, you have the right to direct your Broker on how to vote your shares. Simply complete and mail the voting instruction card to ensure that your vote is counted.
You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request, obtain and submit, prior to the Annual Meeting, a valid proxy from your Broker. If you wish to vote your shares at the Annual Meeting rather than submitting a voting instruction form to your Broker, follow the instructions from your Broker.
What am I voting on?
There are two matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect the nominees for Class I director named herein to serve for a three-year term of office expiring at the 2024 Annual Meeting and until a successor has been duly elected and qualified.

2    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)

•	Proposal No. 2—To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
For Proposal No. 1, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote. For Proposal No. 2, you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes and abstentions. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
Withhold votes, abstentions and broker non-votes will have no impact on the outcome of the proposals and will only be counted for purpose of determining whether a quorum exists.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2) is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposals?
With respect to Proposal 1, directors will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “For” votes will be elected. Stockholders do not have cumulative voting rights.
With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal, and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    3

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)

What if I return a Proxy Card or vote by proxy over the internet but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, or if you vote by proxy over the internet but do not mark the boxes showing how you wish to vote on a particular proposal at the Annual Meeting, your shares will be voted as follows:
•	“For” the election of each of the three nominees for director; and
•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed Proxy Card with a later date.
•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 1600 Technology Drive, Floor 6, San Jose, California 95110.
•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/EAR2021. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The webcast of the Annual Meeting will begin promptly at 11:00 A.M. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/EAR2021 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the virtual Annual Meeting?
An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/EAR2021. Stockholders may access this portal and submit questions and vote during the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.
4    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)

Will technical assistance be provided before and during the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 27, 2022 to the Secretary of the Company at 1600 Technology Drive, Floor 6, San Jose, California 95110; provided, that if the date of the annual meeting is more than 30 days from November 9, 2022, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our Amended and Restated Bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between July 12, 2022 and August 11, 2022; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after November 9, 2022, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are advised to review our Amended and Restated Bylaws, which contain additional requirements for advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 39,262,887 shares outstanding and entitled to vote. Accordingly, 19,631,444 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation.
The aggregate worldwide market value of our voting common stock held by non-affiliates (or public float) exceeded $700 million on June 30, 2021, and we will be a “large accelerated filer” under Rule 12b-2 of the Exchange Act as of the end of the current fiscal year. As a large accelerated filer, we will no longer qualify as an emerging growth company as of December 31, 2021.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    5

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of eight seated directors, divided into the three following classes:
•	Class I directors: Christian Gormsen, Doug Hughes and David Wu, whose current terms will expire at the Annual Meeting;
•	Class II directors: Nina Richardson and A. Brooke Seawell, whose current terms will expire at the annual meeting of stockholders to held be in 2022; and
•	Class III directors: Josh Makower, M.D., Katie Bayne and Peter Tuxen Bisgaard, whose current terms will expire at the annual meeting of stockholders to be held in 2023.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
At the Annual Meeting, the stockholders will vote on the election of three Class I directors. Christian Gormsen, Doug Hughes and David Wu have been nominated by the Board to serve as Class I directors and have elected to stand for reelection. If elected, Mssrs. Gormsen, Hughes and Wu will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Mssrs. Gormsen, Hughes and Wu have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.
6    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)

The following table sets forth, for the Class I nominees who are currently standing for re-election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company:
Name	Age	Position(s)
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Christian Gormsen	45	President, Chief Executive Officer and Director
Doug Hughes(1)	60	Director
David Wu(1)	53	Director
Class II Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Nina Richardson(2)	62	Director
A. Brooke Seawell(1)	73	Director
Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Josh Makower, M.D.(2)(3)	58	Chairman and Director
Katie Bayne(3)	54	Director
Peter Tuxen Bisgaard(2)(3)	47	Director
(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.
Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Christian Gormsen has served as a member of our Board since November 2014 and as our President and Chief Executive Officer since June 2016. From June 2014 to June 2016, Mr. Gormsen served as Commercial Director, EMEA, of ISS A/S, a global facility services company. Prior to that, he spent a decade at GN Group, a global leader in intelligent audio solutions including hearing aids, in roles of increasing responsibility until he became the Senior Vice President of Operations, Europe and Strategic Accounts. Mr. Gormsen started his career in investment banking before transitioning to McKinsey & Company, a management consulting firm. Mr. Gormsen received a B.S. in economics and his M.S. in economics and business administration from the Copenhagen Business School.
We believe that Mr. Gormsen is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our President and Chief Executive Officer and because of his extensive experience and knowledge of our industry.
Doug Hughes has served as a member of our Board since September 2020. Since October 2019, Mr. Hughes has served as Chief Financial Officer of Calyxo, Inc., a urology medical device company. From 2011 until April 2018, Mr. Hughes was Chief Financial Officer of NeoTract, Inc., a urology company. He served as Chief Financial Officer and Chief Operating Officer for Nellix, Inc., an endovascular graft company from 2010 until 2011. Before joining Nellix, Inc., Mr. Hughes served as Chief Financial Officer for Evalve Inc., a cardiovascular company, from 2009 until 2010. Prior to 2009, Mr. Hughes held a variety of senior finance management positions at Boston Scientific, Guidant Corporation and The Clorox Company. Mr. Hughes is currently a member of the board of directors of Immunovant, Inc., a publicly held biopharmaceutical company. Mr. Hughes received a B.S. in finance from San Francisco State University and his M.B.A. from University of Chicago.
We believe that Mr. Hughes is qualified to serve on our Board due to his experience in successfully leading high-growth companies.
David Wu has served as a member of our Board since July 2014. Since 2012, Mr. Wu has been a Partner at Maveron LLC, a venture capital firm, where his primary focus is emerging consumer Internet companies. Mr. Wu led Maveron’s investments in Illumix, inkbox, Booster, Wave and Eargo, and serves on each company’s board of directors. Mr. Wu received a B.S. in electrical engineering and a B.A. in quantitative economics from Stanford University.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    7

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)

We believe that Mr. Wu is qualified to serve on our Board due to the valuable expertise and perspective he brings with his experience investing in consumer-facing companies.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Nina Richardson has served as a member of our Board since September 2020. Ms. Richardson is currently a Managing Director of Three Rivers Energy, an energy services company she co-founded in 2004. From May 2016 to April 2017, she served as a consultant to the Company. From February 2013 through February 2015, Ms. Richardson served as the Chief Operating Officer at GoPro, a publicly held technology company. Previously, Ms. Richardson was an operations and management consultant for companies including Tesla, Solaria and TouchTunes Interactive Networks. Ms. Richardson also held executive positions at Flextronics, including Vice President and General Manager. Ms. Richardson’s early career included positions at Hughes Aircraft Ground Systems Group and Metcal. Ms. Richardson serves on the board of directors of the following publicly held companies: Resideo Technologies, Inc., a global provider of comfort and security solutions, Silicon Laboratories Inc., a global technology company, and Cohu, Inc., a back-end semiconductor equipment and services company. She previously served as a director to the following publicly held companies: Silicon Graphics International Corp., a computer systems company, Callidus Software, Inc., an enterprise software company, and Zayo Group Holdings, Inc, which became a private company in March 2020. Ms. Richardson received a B.S. in Industrial engineering from Purdue University and her Executive M.B.A. from Pepperdine University.
We believe that Ms. Richardson is qualified to serve on our Board due to her experience as an executive and member of the board of directors of companies that span multiple industries.
A. Brooke Seawell has served as a member of our Board since September 2020. Since 2005, Mr. Seawell has been a Venture Partner at New Enterprise Associates. He was a Partner from 2000 to 2005 at Technology Crossover Ventures, a venture capital firm. From 1997 to 1998, he was Executive Vice President at NetDynamics, Inc., an application server software company, which was acquired by Sun Microsystems, Inc. From 1991 to 1997, he was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation software company. Mr. Seawell serves on the boards of the following publicly held companies: NVIDIA Corporation, an accelerated computing company, where he serves on the audit committee, and Tenable Holdings, Inc., a cyber exposure solutions company, where he serves on the audit committee. Mr. Seawell previously served on the board of directors of the following publicly held companies: Tableau Software, Inc., a business intelligence software company; Informatica Corp., a data integration software company; and Glu Mobile, Inc., a publisher of mobile games. Mr. Seawell previously served on the Stanford University Athletic Board and the Management Board of the Stanford Graduate School of Business. Mr. Seawell received a B.A. degree in economics and his M.B.A. in Finance from Stanford University.
We believe that Mr. Seawell is qualified to serve on our Board due to his investment experience and executive leadership and board roles.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Josh Makower, M.D. has served as the non-executive Chairman of our Board since December 2018 and as a member of our Board since November 2015. From May 2015 until August 2021, Dr. Makower was a General Partner at New Enterprise Associates, a venture capital firm; as of August 1, 2021, Dr. Makower is a Special Partner. In addition to his role at New Enterprise Associates, Dr. Makower serves as a Professor of Medicine at Stanford University Medical School and is Co-Founder of Stanford University’s Biodesign Innovation Program. Dr. Makower is also the Founder and Executive Chairman of ExploraMed, a medical device incubator. He received a B.S. in mechanical engineering from Massachusetts Institute of Technology, his M.D. from New York University School of Medicine and his M.B.A. from Columbia University.
We believe that Dr. Makower is qualified to serve on our Board due to the valuable expertise and perspective he brings with his medical and financial backgrounds and his extensive investment experience in the technology and healthcare industries.
Katie J. Bayne has served as a member of our Board since June 2021. Since February 2019, Ms. Katie Bayne has served as a Senior Advisor with Guggenheim Securities, LLC, the investment banking and capital markets division of Guggenheim Partners. Since March 2018, Ms. Bayne has also served as founder and President of Bayne Advisors, a strategic and advisory firm. Prior to serving in her current roles, from 1989 to 2018, Ms. Bayne served in numerous roles at The Coca-Cola Company focused on general management, strategy, retail and consumer marketing in the United States, Australia and globally, including President, North America Brands and Chief Marketing Officer, North America. Ms. Bayne previously served as a member of the board of directors for Ascena Retail Group, Inc., Ann Inc. and Beazer Homes USA. Ms. Bayne currently serves as a member of the board of directors of the following publicly traded companies:
8    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)

Acreage Holdings, Inc. and The Honest Company, Inc. Ms. Bayne is also a member of the board of trustees of the American Film Institute and the Fuqua School of Business at Duke University and is on the executive board of the Cox School of Business at Southern Methodist University. Ms. Bayne holds a B.A. in Psychology from Duke University and an M.B.A. from Duke University’s Fuqua School of Business.
We believe that Ms. Bayne is qualified to serve on our Board due to her strong background in consumer strategy, retail and consumer marketing and brand management.
Peter Tuxen Bisgaard has served as a member of our Board since October 2017. Since September 2017, Mr. Bisgaard has been Managing Director of Nan Fung Life Sciences, a global life sciences investment platform and a Managing Partner at Pivotal Bioventure Partners LLC, a healthcare venture capital fund. Prior to this, he was a Senior Partner at Novo Ventures, a healthcare focused venture investment firm, from 2009 to September 2017. Prior to Novo Ventures he was with McKinsey and Co. He has previously served on the board of directors of the following publicly held companies: Ra Pharmaceuticals, Inc., a clinical stage biopharmaceutical company; Nevro Corp, a commercial stage medical device company; HTG Molecular Diagnostics, Inc., a commercial stage RNA-platform based life sciences tools company; Otonomy, Inc., a biopharmaceutical company developing therapeutics for treating hearing disorders; and Alder Biopharmaceuticals, Inc., a late stage drug development company focusing on migraine therapeutics. In addition, Mr. Bisgaard is serving, and has served, on numerous boards of privately held biotechnology and medical technology companies. Mr. Bisgaard received an M.Sc. in engineering from Technical University of Denmark and a post graduate degree in mathematical modeling in economics by the European Consortium for Mathematics in the Industry.
We believe that Mr. Bisgaard is qualified to serve on our Board due to the valuable expertise and perspective he brings with his investment experience.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    9

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of this selection by our stockholders at the Annual Meeting. Deloitte has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of Deloitte are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider the selection of Deloitte as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
	Year Ended December 31, (in thousands)
	2020	2019
Audit Fees(1)	$1,624	$470
Audit-Related Fees(2)	—	—
Tax Fees(3)	37	68
All Other Fees(4)	—	—
Total Fees	$1,662	$538
(1)
Represents the aggregate fees billed for the audit of the Company’s consolidated financial statements, review of the condensed consolidated financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years. Fees for our fiscal year ended December 31, 2020 and 2019 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in October 2020 (the “IPO”).

(2)
Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “audit fees.”

(3)	Represents the aggregate fees billed for tax compliance, advice and planning.
(4)	Represents the aggregate fees billed for all products and services that are not included under “audit fees,” “audit-related fees” or “tax fees.”
Pre-Approval Policies and Procedures
Our Audit Committee was established in connection with our IPO. Pursuant to its charter, the Audit Committee or the Chair of the Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within applicable exceptions under SEC rules. The Audit Committee pre-approved all services provided by Deloitte for 2020 in accordance with its pre-approval policies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
10    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, and agents and representatives. The statement contains general guidelines for conducting our business consistent with the highest standards of business ethics. The full text of our code of business conduct and ethics is available on our website at www.eargo.com. The Nominating and Corporate Governance committee of our Board is responsible for overseeing our code of business conduct and ethics and any waivers applicable to any director, executive officer or employee. We intend to disclose any future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above or in public filings.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. The Corporate Governance Guidelines include the Board’s standards used in nominating director candidates, which include candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. A copy of our Corporate Governance Guidelines is available on our website at www.eargo.com.
Independence of the Board of Directors
Our Board currently consists of eight members. Our Board has determined that all of our directors, other than Mr. Gormsen, qualify as “independent” directors in accordance with the marketplace rules of the Nasdaq Stock Market (the “Listing Rules”). Mr. Gormsen is not considered independent by virtue of his position as our President and Chief Executive Officer. Under the Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the Listing Rules, our Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under the Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the Listing Rules and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and to implement a lead director in accordance with its determination regarding which structure would be in the best interests of our company.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions
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CORPORATE GOVERNANCE (continued)

during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Meetings and Information Regarding Committees of the Board of Directors
During 2020, our Board met thirteen times. Both the Compensation Committee and the Nominating and Corporate Governance Committee were constituted in connection with our IPO. The Compensation Committee met five times in 2020 and the Nominating and Corporate Governance held no meetings in 2020. The Audit Committee met two times in 2020. During 2020, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent such individual was a member of the Board and the relevant committee at the time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees operates under a written charter that satisfies the applicable rules and regulations of the SEC and Listing Rules, and that has been approved by our Board. The Board has adopted written charters for each of the committees, which are available in the Investor Relations section of our website at https://ir.eargo.com.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	reviews and approves all related party transactions on an ongoing basis;
•	establishes procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
investigates any reports received through the ethics helpline and reports to the Board periodically with respect to any information received through the ethics helpline and any related investigations; and

•	reviews the Audit Committee charter and the Audit Committee’s performance on an annual basis.
12    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)

Our Audit Committee consists of Doug Hughes, A. Brooke Seawell and David Wu. Our Board has determined that all members are independent under the Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is A. Brooke Seawell. Our Board has determined that each of Mr. Hughes, Mr. Seawell and Mr. Wu is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Respectfully Submitted, The Audit Committee of the Board of Directors A. Brooke Seawell, Chair Doug Hughes
The Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation, and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and the Compensation Committee’s performance. Our Compensation Committee consists of Peter Tuxen Bisgaard, Josh Makower and Nina Richardson. Our Board has determined that all members are independent under the Listing Rules. The chair of our Compensation Committee is Josh Makower.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. With the goal of developing a diverse, independent and highly qualified Board, the Nominating and Corporate Governance Committee evaluates candidates in accordance with the qualification standards and selection criteria set forth in our Corporate Governance Guidelines. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates, as appropriate. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and Listing Rules. When considering candidates for nomination, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s experience with corporate management, public company board membership, professional and academic experience, leadership skills, finance and accounting and/or executive compensation experience, and ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition. Our Corporate Governance Guidelines memorialize the Board’s belief that a diversity of viewpoints, background, experience and other characteristics, including gender, age and ethnicity, that a candidate would bring (including in light of applicable diversity requirements regarding gender, underrepresented communities or
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    13

CORPORATE GOVERNANCE (continued)

otherwise) are important additional criteria that may be considered. Although we do not maintain a specific policy with respect to board diversity, we believe that our Board should be a diverse body, and we have directed our Nominating and Corporate Governance Committee to consider the benefits of diverse backgrounds and viewpoints when making determinations regarding nominations of directors. Our Nominating and Corporate Governance Committee considers these and other factors as it oversees Board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends nominees to our full Board for election. The Nominating and Corporate Governance Committee is also responsible for overseeing our corporate governance policies and making recommendations to our Board concerning governance matters. Our Nominating and Corporate Governance Committee consists of Katie Bayne, Peter Tuxen Bisgaard and Josh Makower. Our Board has determined that all members are independent under the Listing Rules. The chair of our Nominating and Corporate Governance Committee is Peter Tuxen Bisgaard.
Stockholder Nominations
The Nominating and Corporate Governance Committee will consider written nominations of director nominees from stockholders. Notice of any such nomination must be submitted to the Secretary of the Company and must include the information and comply with the timing requirements set forth in our Amended and Restated Bylaws. In order for a stockholder to nominate a director nominee for election at our 2022 annual meeting of stockholders, a stockholder must submit the required notice under our Amended and Restated Bylaws between July 12, 2022 and August 11, 2022; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after November 9, 2022, a stockholder wishing to provide notice of a director nomination must give the required notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made.
Stockholder Communications with the Board
Our Board believes that stockholders should have an opportunity to communicate with the Board, and efforts have been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Attn: Secretary, 1600 Technology Drive, Floor 6, San Jose, California 95110. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or otherwise inappropriate, in which case the Secretary will not provide the communication to members of the Board.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits officers, directors, employees and designated consultants of the Company and its subsidiaries from purchasing our securities on margin, pledging the Company’s securities as collateral to secure loans, holding our securities in margin accounts, hedging or monetization transactions, including through the use of financial instruments such as zero-cost collars and forward sale contracts, trading in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange or in any other organized market, or engaging in short selling of our securities.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
14    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements, including employment arrangements, with our directors and executive officers, including those discussed in “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2020 in which:
•	we were a party or will be a party;
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Convertible Promissory Note Financing (2020)
In March 2020, we entered into a convertible note purchase agreement pursuant to which we issued $10.1 million in aggregate principal amount of convertible promissory notes between March 2020 and April 2020, which we refer to as the 2020 Notes. The 2020 Notes accrued interest at a rate of 6% per year. The 2020 Notes were redeemed and the aggregate principal amount and accrued interest on the 2020 Notes automatically converted into shares of our Series E convertible preferred stock at a conversion price of $5.427 per share upon the initial closing of our Series E convertible preferred stock financing in July 2020, a price equal to 80% of the $6.7836 per share paid by the investors in the Series E convertible preferred stock financing.
The following table summarizes the 2020 Notes purchased by our executive officers, directors and holders of more than 5% of our capital stock and their affiliated entities or immediate family members, and the shares of Series E convertible preferred stock issued upon the conversion of the 2020 Notes.
Name	Series E convertible promissory note principal and interest ($)	Shares of Series E convertible preferred stock (#)
Entities affiliated with New Enterprise Associates(1)	$3,779,299	696,388
Entities affiliated with Maveron Equity Partners V, L.P.(2)	22,608	4,164
The Charles and Helen Schwab Living Trust	2,047,184	377,221
Future Fund Investment Company No. 4 Pty Ltd	2,321,220	427,717
Pivotal Alpha Limited(3)	1,412,114	260,201
Peter Tuxen Bisgaard	15,170	2,795
Adam Laponis	20,227	3,727
(1)
Consists of $3,713,974 in principal plus accrued interest held by New Enterprise Associates 15, L.P. (“NEA 15”). Dr. Cheung and Dr. Makower were designated to serve as members of our Board by New Enterprise Associates, Inc. (“NEA”), which is affiliated with NEA 15. Dr. Cheung is a principal at NEA, and Dr. Makower was a general partner at NEA; as of August 1, 2021, Dr. Makower is a Special Partner of NEA. In September 2020, Dr. Cheung resigned from our Board, and NEA designated Mr. Hughes to serve in his place. In addition, in September 2020, Mr. Seawell, a venture partner at NEA, joined our Board.

(2)	Entities affiliated with Maveron Equity Partners V, L.P. held more than 5% of our capital stock as of the date of the 2020 Notes financing.
(3)
Consists of $1,387,706.00 in principal plus accrued interest held by Pivotal Alpha. Mr. Bisgaard was designated to serve as a member of our Board by Pivotal Alpha. Mr. Bisgaard is a managing director of Pivotal Alpha.

Series E Convertible Preferred Stock Financing
In July 2020, we entered into a Series E convertible preferred stock purchase agreement with various investors, pursuant to which we issued in July 2020 and August 2020 an aggregate of 10,513,921 shares of Series E convertible preferred stock at $6.7836 per share for gross proceeds of $71.3 million.
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    15

The table below sets forth the number of shares of our Series E convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members. Each share of Series E convertible preferred stock in the table below converted into one share of our common stock in connection with our IPO.
Name	Series E convertible preferred stock (#)	Aggregate cash purchase price ($)
Entities affiliated with New Enterprise Associates(1)	737,071	$4,999,999
The Charles and Helen Schwab Living Trust	227,640	1,544,221
Pivotal Alpha Limited(2)	589,657	3,999,999
Coöperatieve Gilde Healthcare V U.A.(3)	3,685,358	24,999,999
Longitude Venture Partners IV, L.P.(4)	3,685,358	24,999,999
Peter Tuxen Bisgaard	22,112	149,999
Adam Laponis	7,370	50,000
Nina Richardson	5,856	39,727
(1)
Consists of 737,071 shares of our Series E convertible preferred stock held by NEA 15. Dr. Cheung and Dr. Makower were designated to serve as members of our Board by NEA, which is affiliated with NEA 15. Dr. Cheung is a principal at NEA, and Dr. Makower was a general partner at NEA; as of August 1, 2021, Dr. Makower is a Special Partner of NEA. In September 2020, Dr. Cheung resigned from our Board, and NEA designated Mr. Hughes to serve in his place.

(2)	Mr. Bisgaard was designated to serve as a member of our Board by Pivotal Alpha. Mr. Bisgaard is a managing director of Pivotal Alpha.
(3)	Mr. Pardo was designated to serve as a member of our Board by Gilde. Mr. Pardo is a partner of Gilde. In July 2021, Mr. Pardo resigned from our Board.
(4)
Entities affiliated with Longitude Venture Partners IV, L.P. (“LVP4”) held more than 5% of our capital stock as of the date of the Series E convertible preferred stock financing. Ms. Tammenoms Bakker was designated to serve as a member of our Board by LVP4. Ms. Tammenoms Bakker is a managing director of LVP4. In June 2021, Ms. Tammenoms Bakker resigned from our Board.

Investors’ Rights Agreement
We entered into an amended and restated investors’ rights agreement with the purchasers of our convertible preferred stock, which was subsequently converted into common stock in connection with the IPO, and certain of our other stockholders, including certain of our directors and executive officers, holders of more than 5% of our capital stock and entities with which certain of our directors are affiliated. As of August 1, 2021, the holders of approximately 28.2 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related-person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described above occurred prior to the adoption of this policy.
Indemnification Agreements
We have entered into indemnification agreements with certain of our current directors, executive officers and certain other employees. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
16    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

DIRECTOR COMPENSATION
Director Compensation Program
Pursuant to the compensation policy for our non-employee directors (the “Director Compensation Program”), which became effective in October 2020 in connection with our IPO, our non-employee directors will receive cash compensation as follows:
•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.
•	The non-executive Chairperson receives an additional annual cash retainer in the amount of $35,000 per year.
•
The chairperson of the Audit Committee receives additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

•
The chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee.

•
The chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Under the Director Compensation Program, each non-employee director automatically is granted (i) an option to purchase that number of shares of our common stock calculated by dividing (a) $200,000 by (b) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of our common stock as of the date of grant (or if the date of grant is not a trading day, the immediately preceding trading day) and using assumptions published in our most recent periodic report as of the date of grant, rounded down to the nearest whole share, upon the director’s initial appointment or election to our Board, referred to as the Initial Grant, and (ii) for each non-employee director who has served for at least 6 months as of the date of each annual stockholder’s meeting, an option to purchase that number of shares of our common stock calculated by dividing (a) $120,000 by (b) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of our common stock as of the trading day immediately preceding the date of grant and using assumptions published in our most recent periodic report as of the date of grant, rounded down to the nearest whole share, automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grants vest and become exercisable as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Grants vest and become exercisable as to 1/12th of the underlying shares on each monthly anniversary of the applicable date of grant, provided, that if our annual stockholder’s meeting immediately following the date of grant takes place prior to the first anniversary of the date of grant, the Annual Grants vest and become exercisable immediately prior to our annual stockholder’s meeting following the date of grant, subject to continued service through each applicable vesting date.
In the event of a change in control (as defined under the Director Compensation Program), each Initial Grant and Annual Grant, along with any other stock options or equity-based awards held by any non-employee director, will vest and become exercisable immediately prior to such change in control.
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2020 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2020. The compensation for Mr. Gormsen, as a named executive officer, is set forth below under “Executive Compensation—Summary Compensation Table.”
Name(1)	Fees earned or paid in cash ($)(2)	Option awards ($)(3)	All other compensation ($)	Total ($)
Josh Makower, M.D.	$23,750	$119,988	—	$143,738
Peter Tuxen Bisgaard	$13,125	$119,988	—	$133,113
Tak Cheung, M.D.	—	—	—	—
Doug Hughes	$12,500	$169,035	—	$181,535
Raphael Michel	—	—	—	—
Geoff Pardo	$13,750	$119,988	—	$133,738
Nina Richardson	$11,875	$169,035	—	$180,910
A. Brooke Seawell	$15,000	$169,035	—	$184,035
Juliet Tammenoms Bakker	$14,375	$119,988	—	$134,363
David Wu	$10,000	$119,988	—	$129,988
(1)
Geoff Pardo and Juliet Tammenoms Bakker joined our Board in July 2020, and Doug Hughes, Nina Richardson and Brooke Seawell joined our Board in September 2020. Raphael Michel resigned from our Board in August 2020, Dr. Tak Cheung resigned from our Board in September 2020, Juliet Tammenoms Bakker resigned from our Board in June 2021, and Geoff Pardo resigned from our Board in July 2021. Katie Bayne joined our Board in June 2021.

(2)
These amounts were earned in 2020 and paid in 2021 in accordance with our Director Compensation Program, described above, on a pro-rated basis following our IPO. Amounts earned by Messrs. Bisgaard, Hughes, and Seawell and Ms. Richardson were paid to them directly. Amounts earned by Ms. Tammenoms Bakker were paid to Longitude Capital Management Co., LLC; amounts earned by Mr. Makower were paid to NEA Management Company LLC; amounts earned by Mr. Pardo were paid to Gilde (as defined below); and amounts earned by Mr. Wu were paid to Maveron LLC.

(3)
Amounts reported represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2020 under our 2020 Plan, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021. As of December 31, 2020, our non-employee directors held the following outstanding options and stock awards:

Name	Shares subject to outstanding options (#)	Unvested restricted shares outstanding (#)
Josh Makower, M.D.	6,666	—
Peter Tuxen Bisgaard	6,666	—
Tak Cheung, M.D.	—	—
Doug Hughes	29,500	—
Raphael Michel	149,166	—
Geoff Pardo(a)	6,666	—
Nina Richardson	56,832	—
A. Brooke Seawell	29,500	—
Juliet Tammenoms Bakker	6,666	—
David Wu	6,666	—
(a)	The shares underlying options granted to Mr. Pardo are beneficially owned by Gilde or one of its affiliates.
18    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers:
Name	Age	Position(s)
Executive Officers
Christian Gormsen(1)	45	President, Chief Executive Officer and Director
William Brownie	54	Chief Operating Officer
Adam Laponis	45	Chief Financial Officer
(1)	Please see “Proposal No. 1 Election of Directors – Class I Director Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders” for Mr. Gormsen’s biography.
Executive Officers
William Brownie has served as our Chief Operating Officer since April 2019. From August 2016 through March 2019, Mr. Brownie served as our Chief Customer Operations Officer. In addition, from January 2017 to June 2019 he served as our Chief Financial Officer. From June 2015 to August 2016, Mr. Brownie served as an independent consultant to various companies. From January 2012 to June 2015, Mr. Brownie served as the Managing Director at Sonova e-Hearing Care, a group company of Sonova AG. Prior to that, from August 2001 to December 2011, Mr. Brownie served as Chief Financial Officer and then President and Chief Executive Officer of HearingPlanet Inc., which was purchased by Sonova AG. Mr. Brownie received a B.S. in business administration from San Diego State University-California State University.
Adam Laponis has served as our Chief Financial Officer since June 2019. From November 2018 to March 2019, Mr. Laponis served as Vice President of Financial Planning and Analysis for Tesla, an automotive and energy company, where he previously served as Senior Director of Finance from April 2017 to November 2018. Prior to that, he served as the Vice President and Chief Financial Officer of Cardiovascular Care of Cardinal Health, a healthcare services and products company, from October 2015 to April 2017. Prior to that, he served in various financial roles at Johnson & Johnson, a healthcare company, from August 2004 to October 2015. Mr. Laponis received a B.S. in chemical engineering from the University of California, Berkeley and his M.B.A. from the University of Southern California.
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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our named executive officers for the year ended December 31, 2020, which consist of our principal executive officer and our two most highly compensated executive officers, are:
•	Christian Gormsen, our President and Chief Executive Officer;
•	William Brownie, our Chief Operating Officer; and
•	Adam Laponis, our Chief Financial Officer.
Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers for services rendered in all capacities during the years ended December 31, 2020 and December 31, 2019.
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)	Total ($)
Christian Gormsen President and Chief Executive Officer
	2020	$452,279	$61,982	$3,149,564	$147,911	—	$3,811,736
	2019	502,170	—	1,022,911	—	—	1,525,081
William Brownie Chief Operating Officer
	2020	257,500	52,800	891,393	88,200	—	1,289,893
	2019	300,000	—	230,826	—	—	530,826
Adam Laponis Chief Financial Officer
	2020	257,500	52,800	998,198	88,200	—	1,396,698
	2019	161,539	—	490,510	—	—	652,049
(1)	The amounts reported for Mr. Gormsen include a housing allowance of $150,000 that does not require substantiation and is indistinguishable from base salary.
(2)
The amounts reported for 2020 represent the amounts earned by our named executive officers under a one-time company-wide cash bonus program approved by the board of directors in April 2020. Please see the description of the one-time cash bonus program under “Bonuses and Non-Equity Incentive Plan Compensation” below.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal years 2019 and 2020 and the incremental fair value of the option awards modified during fiscal years 2019 and 2020, in each case, computed in accordance with ASC 718 for stock-based compensation transactions, adjusted to reflect the probable outcome of performance conditions. Messrs. Gormsen and Brownie were granted options on November 3, 2018 that were subject to performance conditions that were determined not to be probable. In April 2019, prior to the expiration of such options, the November 3, 2018 options were amended such that the November 3, 2018 options would not terminate on May 31, 2019 as a result of the failure to achieve the performance conditions and the options would instead vest in equal monthly installments over a 48-month period from April 24, 2019, subject to continued employment. Additionally, the amounts reported for 2020 include the effect of a repricing in August 2020 of stock options held by current employees, including each of our named executed officers, whereby the exercise price per share of each stock option was lowered to $2.55 (our fair market value per share on the date of the repricing). Please see the description of such repricing under “Equity-Based Incentive Awards” below. The incremental grant date fair value of such repricing was $182,709, $142,968, and $451,414 for Messrs. Gormsen, Brownie and Laponis, respectively. See Note 8 to our audited consolidated financial statements included in Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of the assumptions used in the calculation of these amounts.

(4)
The amounts for 2020 reported represent the amounts earned by our named executive officers upon the achievement of certain company performance objectives approved by our board of directors for fiscal year 2020. These amounts were paid to the named executive officers during February 2021. Please see the description of the annual bonus program under “Bonuses and Non-Equity Incentive Plan Compensation” below.

Narrative to the Summary Compensation Table
Prior to the completion of our IPO, our Board of Directors reviewed compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, our Board considered compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results in the best interests of our stockholders and long-term commitment to our company.
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EXECUTIVE COMPENSATION (continued)

Our Board has historically determined our executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our chief executive officer for all executives other than our chief executive officer. Based on those discussions and its discretion, our Board then determined the compensation of each executive officer.
Following our IPO, generally the Compensation Committee, rather than the full Board, approves the compensation of each executive officer (other than our Chief Executive Officer) and follows the process outlined above. The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to the Board with respect to his compensation, and our Board will retain the authority to make compensation decisions relative to our Chief Executive Officer.
Annual Base Salary
Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with executives at other companies. The 2020 base salaries for our named executive officers were as follows: (a) $502,170 for Mr. Gormsen, inclusive of a monthly housing allowance, (b) $300,000 for Mr. Brownie, and (c) $300,000 for Mr. Laponis.
In April 2020, as part of company-wide salary reductions, the base salaries for each of Mr. Gormsen, Mr. Brownie and Mr. Laponis were reduced by 20%, effective through December 31, 2020. The salary reductions were reversed effective January 1, 2021.
In January 2021 and February 2021, the Compensation Committee and the Board of Directors approved 2021 base salaries for our named executive officers as follows: (1) $550,000 for Mr. Gormsen, (b) $390,000 for Mr. Brownie, and $390,000 for Mr. Laponis.
Bonuses and Non-Equity Incentive Plan Compensation
Our named executive officers are each eligible to receive a discretionary annual bonus based on individual and company performance. However, no cash bonuses were awarded based on services provided during 2019.
In connection with the salary reductions implemented in April 2020, our Board approved a cash bonus plan, payable in the discretion of the Board based on company performance during 2020, of cash bonuses up to 50% of the reduced salary level for Mr. Gormsen and up to 35% of the respective reduced salary levels for Mr. Brownie and Mr. Laponis.
In April 2020 our Board approved a one-time special cash bonus opportunity for each of our employees, including Mr. Gormsen, Mr. Brownie and Mr. Laponis, by increasing each employee’s target bonus by the percentage of his or her respective salary reductions, which was 20% for each of Mr. Gormsen, Mr. Brownie and Mr. Laponis, payable in the discretion of the Board based on company performance during 2020.
Additionally, in January 2021 and February 2021, the Compensation Committee and the Board of Directors approved target bonus amounts for Mr. Gormsen, Mr. Brownie and Mr. Laponis of 80%, 60% and 50%, respectively, of their respective salary levels.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers.
We have historically used stock options as the principal equity incentive award for long-term compensation to our named executive officers because the return on the options is tied to an increase in our stock price. We may grant equity awards at such times as our Board or Compensation Committee determines appropriate. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Prior to our IPO, all of the equity incentive awards we granted were made pursuant to our 2010 Plan. Following the IPO, the Company grants equity incentive awards under the terms of our 2020 Plan. See note 8 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of our 2010 Plan and our 2020 Plan.
All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. In August 2020, in order to retain and properly incentivize our employees to continue our growth, we approved a
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EXECUTIVE COMPENSATION (continued)

repricing of stock options, with no other change to the terms of the awards, held by current employees, including each of our named executive officers, whereby the exercise price per share of each stock option was lowered to $2.55 (our fair market value per share on the date of the repricing). Our stock option grants generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events.
In August 2020, we granted options to Mr. Gormsen, Mr. Brownie and Mr. Laponis to purchase an aggregate of 947,865, 293,503 and 214,427 shares of our common stock, respectively.
In January 2021 and February 2021, we granted options to Mr. Gormsen, Mr. Brownie and Mr. Laponis to purchase an aggregate of 50,800, 16,500 and 16,500 shares of common stock, respectively. We simultaneously granted, pursuant to the 2020 Plan, Mr. Gormsen, Mr. Brownie and Mr. Laponis 50,800, 16,500 and 16,500 RSUs, respectively.
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EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2020.
Name and principal position	Grant date(1)	Vesting commencement date	Number of securities underlying unexercised options (#) (exercisable)	Number of securities underlying unexercised options (#) (unexercisable)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)(2)	Option exercise price ($)	Option expiration date
Christian Gormsen President and Chief Executive Officer	4/22/2014		1,100	—	—	$1.29	4/22/2024
	11/20/2014		11,000	—	—	$1.29	11/20/2024
	9/1/2016		37,148	—	—	$1.29	9/1/2026
	10/11/2016		37,148	—	—	$1.29	10/11/2026
	7/12/2017	7/12/2017	—	—	18,574	$1.29	7/11/2027
	11/29/2017	11/29/2017(3)	437,907	—	—	$1.29	11/28/2027
	11/3/2018	4/24/2019(4)	43,333	—	—	$1.41	11/2/2028
	4/24/2019	4/24/2019(5)	229,737	—	—	$2.55(6)	4/23/2029
	4/24/2019	2/26/2020(7)	59,167	—	—	$2.55(6)	4/23/2029
	8/3/2020	8/3/2020(8)	36,886	405,752	—	$2.55	8/2/2030
	8/20/2020	8/20/2020(8)	42,102	463,123	—	$2.55	8/19/2030
William Brownie Chief Operating Officer	9/1/2016		387	—	—	$1.29	9/1/2026
	2/14/2017	2/14/2017(3)	290	—	—	$1.29	2/13/2027
	7/12/2017		145	—	—	$1.29	7/11/2027
	7/12/2017	7/12/2017	—	—	9,287	$1.29	7/11/2027
	11/29/2017	11/29/2017(5)	59,522	—	—	$1.29	11/28/2027
	11/3/2018	4/24/2019(4)	18,333	—	—	$1.41	11/2/2028
	4/24/2019	4/24/2019(5)	45,666	—	—	$2.55(6)	4/23/2029
	4/24/2019	2/26/2020(7)	10,400	—	—	$2.55(6)	4/23/2029
	8/3/2020	8/3/2020(8)	11,363	124,992	—	$2.55	8/2/2030
	8/20/2020	8/20/2020(8)	13,095	144,050	—	$2.55	8/19/2030
Adam Laponis Chief Financial Officer	6/19/2019	7/3/2019(9)	33,051	110,641	—	$2.55(6)	6/18/2029
	8/3/2020	8/3/2020(8)	6,936	76,266	—	$2.55	8/2/2030
	8/20/2020	8/20/2020(8)	10,935	120,288	—	$2.55	8/19/2030
(1)	The exercise price of each option granted prior to November 29, 2017 was repriced to $1.29 per share on November 29, 2017.
(2)
This option will vest in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.

(3)
This option includes an early exercise provision with respect to unvested shares, which are subject to repurchase by us at the original exercise price in the event of a termination of service. The option vests as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option on each monthly anniversary thereafter, in each case, subject to continued service. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.

(4)
This option includes an early exercise provision with respect to unvested shares, which are subject to repurchase by us at the original exercise price in the event of a termination of service. This option was set to vest and become exercisable based on the achievement of certain performance goals, subject to continued service through the date of achievement. On April 24, 2019, our board of directors approved the amendment of this option such

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EXECUTIVE COMPENSATION (continued)

that the option would not terminate as a result of the failure to achieve the performance conditions and was converted to a time-based vesting option that vests as to 1/48th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.
(5)
This option includes an early exercise provision with respect to unvested shares, which are subject to repurchase by us at the original exercise price in the event of a termination of service. The option vests as to 1/48th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.

(6)
The exercise price of each option with an exercise price greater than $2.55 per share was repriced to $2.55 per share on August 3, 2020. Prior to the repricing, the exercise price per share of these options was $4.728.

(7)
This option includes an early exercise provision with respect to unvested shares, which are subject to repurchase by us at the original exercise price in the event of a termination of service. This option vests and becomes exercisable following the determination of the achievement of certain performance goals, subject to continued service through the date of achievement and subsequent vesting. On February 26, 2020, the number of options was reduced, pursuant to its terms, based on the achievement of such goals, and the option vests as to 1/48th of the number of shares subject to the option on each monthly anniversary of this date. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.

(8)
This option vests and becomes exercisable as to 1/48th of the total number of shares subject to the option on the one-month anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option on each monthly anniversary thereafter, in each case, subject to continued service. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period immediately following a change in control.

(9)
This option vests and becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option on each monthly anniversary thereafter, in each case, subject to continued service. Vesting accelerates in full in the event the holder is terminated by us without cause or the holder resigns for good reason, in each case, within the 12-month period commencing on a change in control.

Employment Arrangements
Offer Letters
We previously entered into offer letter agreements with each of our named executive officers in connection with their employment with the Company. These agreements set forth the terms and conditions of employment of each named executive officer, including initial base salary, housing allowance (for each of Messrs. Gormsen and Brownie), equity grants and employee benefits eligibility.
New Employment Agreements
In connection with our IPO, we entered into new employment agreements with our named executive officers, which supersede in their entirety their original offer letters.
Pursuant to the terms of the new employment agreements, in the event the named executive officer is terminated without Cause or resigns for Good Reason (each, as defined in the employment agreements), in each case, other than during the period that is on or 12 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 1x, in the case of our Chief Executive Officer, or 0.75x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus; and (ii) payment or reimbursement of COBRA premiums for 12 months, in the case of our Chief Executive Officer, or nine months, in the case of our other named executive officers.
In addition, in the event the named executive officer is terminated without Cause or resigns for Good Reason, in each case, during the period that is on or 12 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 2x, in the case of our Chief Executive Officer, or 1x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus; (ii) payment or reimbursement of COBRA premiums for up to 24 months, in the case of our Chief Executive Officer, or up to 12 months, in the case of our other named executive officers; and (iii) full accelerated vesting of all equity awards.
All severance payments and benefits under the employment agreements are subject to the executive’s execution of a release of claims against us.
Health and Welfare and Retirement Benefits; Perquisites
Messrs. Gormsen, Brownie and Laponis are eligible to participate in the benefit plans made generally available to our employees on the same terms and conditions as our employees, including comprehensive medical, dental and vision insurance, life and disability insurance, commuter benefit program and 401(k) plan. We have not made any matching contributions under our 401(k) plan. Other than eligibility for
24    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

the commuter benefit program, the temporary housing allowance provided to Mr. Brownie in connection with his commencement of employment with us and the housing allowance provided to Mr. Gormsen as a part of his base salary (which housing allowance was discontinued as of February 28, 2021), Messrs. Gormsen, Brownie and Laponis are not provided any perquisites.
Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders.
Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)(2)(3)	6,477,114	$2.78(4)	5,320,356(5)
(1)	Consists of options outstanding and available for issuance under our 2010 Plan, 2020 Plan and the Employee Stock Purchase Plan (ESPP).
(2)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2020 Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent (5.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 28,344,144 shares of stock may be issued upon the exercise of incentive stock options.

(3)
The ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the ESPP shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (A) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board; provided, however, no more than 5,450,797 shares of our common stock may be issued thereunder.

(4)	Excludes restricted stock units, which have no exercise price.
(5)
Includes 726,773 shares available for future issuance under the ESPP (of which up to 17,865 shares are issuable with respect to the purchase period in effect as of December 31, 2020, which purchase period ends on May 15, 2021).

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INFORMATION ABOUT STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of August 1, 2021, information regarding beneficial ownership of our capital stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of ownership is based on 39,158,098 shares of common stock outstanding as of August 1, 2021. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, any shares that the entity or individual has the right to acquire within 60 days of August 1, 2021 through the exercise of any stock options or through the vesting / settlement of RSUs payable in shares, are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Eargo, Inc., 1600 Technology Drive, Floor 6, San Jose, California 95110.
Name of beneficial owner	Outstanding shares beneficially owned	Shares underlying options or RSUs exercisable within 60 days	Total shares beneficially owned	Percentage of beneficial ownership
5% and Greater Stockholders:
Entities affiliated with New Enterprise Associates(1)	4,520,670	—	4,520,670	11.55%
Alger Associates, Inc.(2)	4,446,906	—	4,446,906	11.36%
Future Fund Investment Company No.4 Pty Ltd(3)	3,690,481	—	3,690,481	9.42%
Cooperatieve Gilde Healthcare V U.A.(4)	2,996,686	—	2,996,686	7.65%
Entities affiliated with Pivotal Alpha Limited(5)	2,886,724	—	2,886,724	7.37%
The Charles and Helen Schwab Living Trust U/A DTD 11/22/1985	2,062,684	—	2,062,684	5.27%
Named Executive Officers and Directors:
Christian Gormsen(6)	83,609	1,122,777	1,206,386	3.00%
William Brownie(7)	153,058	193,129	346,187	*
Adam Laponis(8)	45,099	117,413	162,512	*
Josh Makower, M.D.(9)	508	6,111	6,619	*
Katie Bayne	—	—	—	*
Peter Tuxen Bisgaard(10)	2,928,694	6,111	2,934,805	7.49%
Doug Hughes(11)	35,709	9,836	45,545	*
Nina Richardson(12)	10,386	37,168	47,554	*
A. Brooke Seawell(13)	394	9,836	10,230	*
David Wu(14)	1,552,379	6,111	1,558,490	3.98%
All current directors and executive officers as a group (10 persons)	4,809,836	1,508,492	6,318,328	15.54%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Consists of (a) 4,520,019 shares held by NEA 15 and (b) 651 shares held by NEA Ventures 2015, L.P. (“Ven 2015”). The shares held directly by NEA
26    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

INFORMATION ABOUT STOCK OWNERSHIP (continued)

15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), which is the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), which is the sole general partner of NEA Partners 15, and the individual managers of NEA 15 LLC (the “NEA Managers”). The NEA Managers are Forest Baskett, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Scott D. Sandell and Peter W. Sonsini. The NEA Managers share voting and dispositive power with regard to the shares held by NEA 15. The shares directly held by Ven 2015 are indirectly held by Karen P. Welsh, the general partner of Ven 2015. Karen P. Welsh shares voting and dispositive power with regard to the shares held by Ven 2015. All indirect owners of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest in such shares. The principal address for NEA 15 is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(2)
Based on the Schedule 13G filed with the SEC on June 10, 2021 by Alger Associates, Inc. (“Alger”). According to the Schedule 13G filed, Alger has sole voting and dispositive power with regard to the shares, which are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser, and Weatherbie Capital, LLC (“WC”), a registered investment adviser. Each of FAM and WC is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger, which is itself a holding company. The principal business address of Alger is c/o Alger Associates, Inc., 360 Park Avenue South, New York, NY 10010.

(3)
Based on the Schedule 13G filed jointly with the SEC on February 11, 2021 by Future Fund Board of Guardians and Future Fund Investment Company. According to the Schedule 13G filed, this amount consists of 3,690,481 shares of common stock held of record by The Northern Trust Company in its capacity as custodian for Future Fund Investment Company No. 4 Pty Ltd (ACN 134 338 908), or the Future Fund, a wholly owned subsidiary of the Future Fund Board of Guardians. Investment and voting decisions by the Future Fund are made jointly by three or more individuals that serve on the non-executive board of the Future Fund Board of Guardians, and therefore no individual is the beneficial owner of the shares held by Future Fund. According to the Schedule 13G filed, the Future Fund reported having sole voting power over no shares, shared voting power over 3,690,481 shares, sole dispositive power over no shares, and shared dispositive power over 3,690,481 shares. The principal business address of the Future Fund is Level 42, 120 Collins Street, Melbourne VIC 3000.

(4)
Based on the Form 4 filed with the SEC on May 4, 2021 by Geoff Pardo. According to the Form 4 filed, this amount consists of 2,996,686 shares of our common stock held directly by Coöperatieve Gilde Healthcare V U.A. (“Gilde”). Gilde is managed by Gilde Healthcare V Management B.V. (“Gilde B.V.”), which is owned and managed by Gilde Healthcare Holding B.V. (“Healthcare”). Each of Gilde B.V. and Gilde Healthcare may be deemed to have voting, investment and dispositive power with respect to shares held by Gilde. Mr. Pardo was a member of our Board until his resignation in July 2021 and is a partner of Gilde and may be deemed to share voting and dispositive power over the shares held by Gilde. Each of these individuals disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest in such shares. The mailing address of Gilde is 222 Third Street, Suite 1321, Cambridge, Massachusetts 02142, c/o Gilde Healthcare Partners.

(5)
Based on the Schedule 13D filed jointly with the SEC on October 29, 2020 by Nan Fung Group Holdings Limited (“NFGHL”), NF Investment Holdings Limited (“NFIHL”), Permwell Management Limited (“Permwell”), Grand Epoch Holdings Limited (“Grand Epoch”), Eternal Sky Holdings Limited (“Eternal Sky”), and Pivotal Alpha Limited (“Pivotal Alpha”). According to the Schedule 13D filed, this amount consists of 2,664,502 shares of our common stock held directly by Pivotal Alpha and 222,222 shares of our common stock held by Permwell. Pivotal Alpha is wholly owned by Eternal Sky, which is wholly owned by Grand Epoch. Grand Epoch and Permwell are both wholly owned by NFIHL, which is wholly owned by NFGHL. The members of the Executive Committee of NFGHL make investment decisions with respect to shares of our common stock held by Pivotal Alpha and Permwell. Mr. Kam Chung Leung, Mr. Frank Kai Shui Seto, Mr. Vincent Sai Sing Cheung, Mr. Pui Kuen Cheung, Mr. Kin Ho Kwok, Ms. Vanessa Tih Lin Cheung, Mr. Meng Gao and Mr. Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL. Pivotal Alpha, Eternal Sky and Grand Epoch each disclaims beneficial ownership of all applicable shares beneficially owned by Permwell and Permwell disclaims beneficial ownership of all applicable shares beneficially owned by Pivotal Alpha, Eternal Sky and Grand Epoch.

(6)
Consists of (a) 83,609 shares of common stock held directly, (b) 3,175 restricted stock units that are scheduled to vest within 60 days of August 1, 2021, and (c) 1,119,602 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.

(7)
Consists of (a) 153,058 shares of common stock held directly, (b) 1,031 restricted stock units that are scheduled to vest within 60 days of August 1, 2021, and (c) 192,098 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.

(8)
Consists of (a) 45,099 shares of common stock held directly, (b) 1,031 restricted stock units that are scheduled to vest within 60 days of August 1, 2021, and (c) 116,382 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.

(9)
Consists of (a) 508 shares held by the Makower Family Trust and (b) 6,111 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Makower within 60 days of August 1, 2021. As of August 1, 2021, Dr. Makower is a Special Partner of NEA, which is affiliated with NEA 15 and Ven 2015. Dr. Makower has no voting or dispositive power with regard to any of the shares held by NEA 15 and Ven 2015 as described in footnote (1) above and disclaims beneficial ownership of the above-referenced shares held by NEA 15 and Ven 2015 except to the extent of his actual pecuniary interest in such shares.

(10)
Consists of (a) 2,886,724 shares of common stock beneficially owned by Pivotal Alpha, (b) 41,790 shares of common stock held directly and (c) 6,111 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Bisgaard within 60 days of August 1, 2021. Investment and voting decisions by Pivotal Alpha are made jointly by three or more individuals and therefore no individual is the beneficial owner of the shares held by Pivotal Alpha. Mr. Bisgaard is a Managing Partner of Pivotal Bioventure Partners LLC, which is affiliated with Pivotal Alpha and disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

(11)	Consists of (a) 35,709 shares of common stock held directly and (b) 9,836 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.
(12)	Consists of (a) 10,386 shares of common stock held directly and (b) 37,168 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.
(13)	Consists of (a) 394 shares of common stock held directly and (b) 9,836 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021.
(14)
Consists of (a) 1,552,379 shares of common stock beneficially owned by Maveron Equity Partners IV, L.P., Maveron Equity Partners V, L.P., Maveron IV Entrepreneurs Fund L.P., Maveron V Entrepreneurs Fund L.P., MEP Associates IV, L.P., and MEP Associates V, L.P., and (b) 6,111 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of August 1, 2021. The stock options are held in Mr. Wu’s name but are contractually assigned to Maveron LLC. Mr. Wu is a Partner at Maveron LLC, which is affiliated with Maveron Equity Partners IV, L.P., Maveron Equity Partners V, L.P., Maveron IV Entrepreneurs Fund L.P., Maveron V Entrepreneurs Fund L.P., MEP Associates IV, L.P., and MEP Associates V, L.P. and disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    27

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2020.
28    Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
We do not “household” for any of our stockholders of record. However, Brokers with account holders who are Eargo stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your Broker, (2) direct your written request to: 1600 Technology Drive, Floor 6, San Jose, California 95110. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or (3) request from the Company at (650) 351-7700. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
In connection with the Company’s annual meeting of stockholders in 2022, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Eargo, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, 1600 Technology Drive, Floor 6, San Jose, California 95110.
By Order of the Board of Directors

/s/ Christian Gormsen

Christian Gormsen
President, Chief Executive Officer and Director
September 24, 2021
Eargo, Inc. Proxy Statement and Notice of 2021 Annual Meeting of Stockholders    29

EARGO

EARGO, INC.
1600 TECHNOLOGY
DRIVE, FLOOR 6
SAN JOSE, CA 95110

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EAR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60936-P60985

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EARGO, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

	For All	Withhold All	For All Except
1. To elect three Class I directors to hold office until the 2024 annual meeting of stockholders or until his successor is elected.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christian Gormsen
02) Doug Hughes
03) David Wu

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as Eargo, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1 and 2.** The persons named in this proxy will vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D60937-P60985

EARGO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 9, 2021

The stockholders hereby appoint Christian Gormsen, Adam Laponis, and Christy La Pierre, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Eargo, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M., Pacific Time on November 9, 2021, at www.virtualshareholdermeeting.com/EAR2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE